SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-MATERIAL SCIENCES

                    GAMCO INVESTORS, INC.
                                 2/26/02           20,000             9.4614
                                 2/25/02            2,000             9.4820
                                 2/12/02           10,000             9.9860
                                 1/18/02            3,000            10.0333
                     GABELLI FUNDS, LLC.
                         GABELLI ASSET FUND
                                 2/25/02            1,800             9.4700
                         GABELLI CAPITAL ASSET FUND
                                 2/26/02            7,000             9.4719


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.